                                                                    EXHIBIT 99.2

                            SECURITY CAPITAL BANCORP
                             507 West Innes Street
                        Salisbury, North Carolina 28144
                         REVOCABLE APPOINTMENT OF PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Miles J. Smith, Jr. and E. K. Prewitt, Jr. (the "Proxies"), or either of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all shares of the common stock of Security Capital Bancorp ("SCBC") held of record by the undersigned on February 1, 1995, at the Special Meeting of Shareholders of SCBC (the "SCBC Special Meeting") to be held at SCBC's principal offices at 507 West Innes Street, Salisbury, North Carolina, at 11:00 a.m., E.S.T., on March 16, 1995, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:


    1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Amended and Restated Agreement of Combination, dated as of December 1, 1994, and the related plan of merger (collectively, the "Merger Agreement"), among SCBC, CCB Financial Corporation ("CCBF") and New Security Capital, Inc. ("NSC"), and to approve the transactions described therein, including without limitation the merger of NSC into SCBC with the result that SCBC will become a wholly-owned subsidiary of CCBF and all outstanding shares of SCBC's no par common stock will be converted into shares of CCBF's $5.00 par value common stock.

       ( )  FOR                 ( )  AGAINST                 ( )  ABSTAIN

    2. OTHER BUSINESS. On such other matters as properly may come before the SCBC Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

   PLEASE MARK, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

   THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SCBC SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF SCBC A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SCBC SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

   By signing this proxy, the undersigned hereby acknowledges receipt of the Notice of Special Meeting, dated February , 1995, and the accompanying Prospectus/Joint Proxy Statement of SCBC and CCBF.

                                              Dated:                      , 1995
                                              Signature of Owner of Shares
                                              Signature of Joint Owner of Shares
                                              (if any)
                                              Instruction: Please sign above
                                              exactly as your name appears on
                                              this appointment of proxy. Joint
                                              owners of shares should both sign.
                                              Fiduciaries or other persons
                                              signing in a representative
                                              capacity should indicate the
                                              authorized capacity in which they
                                              are signing.
IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE SCBC SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SCBC SPECIAL MEETING IF YOU SO DESIRE.